As filed with the Securities and Exchange Commission on December 29, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

1301 Avenue of the Americas (6th Avenue), 28th Floor

New York, New York 10019

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Shares of Beneficial Interest	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act Registration file number to which this form relates: 333-150525

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of the Direxion Daily Consumer Staples Bear 1X Shares and the Direxion Daily Utilities Bear 1X Shares (the “Funds”), all at no par value, both series of the Direxion Shares ETF Trust (the “Trust”), to be registered hereunder is set forth for the Funds in Post-Effective Amendment No. 160 under the Securities Act of 1933, as amended, and Amendment No. 162 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-150525; 811-22201), which description is incorporated herein by reference, as filed with the Securities and Exchange Commission on March 29, 2016.

The Trust currently consists of 118 separate series. The Funds’ I.R.S. Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Direxion Daily Consumer Staples Bear 1X Shares	81-4608616
Direxion Daily Utilities Bear 1X Shares	81-4619899

Item 2.	Exhibits.

1.	The Trust’s Certificate of Trust is included as Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on April 30, 2008 (Accession Number: 0000898432-08-000403).

2.	The Trust’s Trust Instrument is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

3.	The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 121 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on February 26, 2015 (Accession Number: 0001193125-15-065541).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Direxion Shares ETF Trust

December 29, 2016

/s/ Eric W. Falkeis
Eric W. Falkeis
Principal Executive Officer